UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2025, Ramaco Resources, Inc. (the “Company”) entered into a Third Amended and Restated Credit and Security Agreement (the “Third A&R Credit Agreement”) with KeyBank National Association, as administrative agent, collateral agent, lender, swing line lender and issuer (the “Agent”), KeyBanc Capital Markets, Inc., and Truist Securities, Inc., as joint lead arrangers and joint sole book runners, Truist Bank, as syndication agent, Associated Bank, National Association and Old National Bank, as co-documentation agents, and the lenders party thereto, as well as certain Company subsidiaries as borrowers and guarantors, which amends and restates the Company’s existing Second Amended and Restated Credit and Security Agreement dated as of February 15, 2023 (the “Existing Credit Agreement”).

The Third A&R Credit Agreement provides for an asset-based revolving credit facility with an initial aggregate revolving commitment of $350,000,000 (the “Credit Facility”), which may be increased pursuant to an incremental “accordion” feature of $150,000,000, in each case subject to the terms and conditions set forth therein. The Credit Facility matures on the earlier of December 30, 2030 and the date that is 180 days prior to the earliest maturity or mandatory redemption date of any Permitted Convertible Indebtedness (as defined in the Third A&R Credit Agreement), or such earlier date as the facility may be terminated pursuant to its terms.

Borrowings under the Credit Facility are limited to the lesser of the aggregate revolving commitments and the borrowing base calculated under the Third A&R Credit Agreement. The Credit Facility includes a $10,000,000 sublimit for letters of credit, subject to customary issuance conditions and expiration provisions.

Loans under the Credit Facility initially bear interest at the secured overnight financing rate (“SOFR”) plus an applicable margin of 2.50% per annum, or at the base rate plus an applicable margin of 2.00% per annum, at the Company’s election. The Company will also pay an unused commitment fee of 0.375% per annum on the unused portion of the commitments and customary letter of credit fees.

The obligations under the Credit Facility are secured by a first-priority security interest in substantially all of the personal property of the Company and the other loan parties, subject to certain exceptions and permitted liens; collateral expressly excludes any owned or leased real property or any improvements or fixtures thereon, and any owned or leased machinery and equipment and any proceeds thereof. The Third A&R Credit Agreement also contains customary provisions regarding perfection, maintenance and protection of collateral, including cash management arrangements and control agreements.

The Third A&R Credit Agreement contains affirmative, negative and financial covenants that are customary for asset-based facilities of this type, including limitations on (among other things) additional indebtedness, liens, investments, acquisitions, restricted payments and transactions with affiliates, as well as requirements regarding reporting, compliance with laws and maintenance of insurance. The Third A&R Credit Agreement also contains a financial covenant that requires the Borrowers to maintain a fixed charge coverage ratio, requiring maintenance of a ratio of not less than 1.10:1.00 during any period when excess availability is less than 12.5% of the maximum borrowing amount, tested as of quarter-end for the trailing four fiscal quarters.

The Third A&R Credit Agreement includes events of default customary for facilities of this type, including payment defaults, breaches of covenants, misrepresentations, cross-default and cross-acceleration, bankruptcy or insolvency events, material judgments, change of control, and other specified events, subject to customary grace periods and materiality thresholds where applicable. Upon an event of default, the Agent may, at the direction or with the consent of the required lenders, accelerate the obligations and exercise remedies with respect to the collateral, subject to the terms of the Third A&R Credit Agreement.

The Credit Facility is guaranteed by certain of the Company’s domestic subsidiaries and provides for joint and several obligations of co-borrowers.

The Third A&R Credit Agreement amends and restates the Existing Credit Agreement in its entirety and continues, without novation, the indebtedness and liens thereunder, which remain in full force and effect as amended and restated by the Third A&R Credit Agreement.

The foregoing description of the Third A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on December 30, 2025, announcing the execution of the Third A&R Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Third Amended and Restated Credit and Security Agreement, dated December 30, 2025, by and among Ramaco Resources, Inc., Ramaco Development, LLC, Ram Mining, LLC, Ramaco Coal Sales, LLC, Ramaco Resources, LLC, Ramaco Resources Land Holdings, LLC, Ramaco Coal, LLC, Ramaco Coal, Inc., Ramaco Carbon, LLC, Maben Coal LLC, Carbon Resources Development, Inc., Ram Farms, LLC, Ramaco Northern Appalachia, LLC, Ramaco Royalty Company, LLC, Ramaco Royalty Development, LLC, Ramaco Wyoming Coal Co., LLC, Brook Mining Company, LLC, Carbon Holdings Intellectual Properties LLC, Ramaco Rare Earth, LLC, Ramaco Rare Earths, Inc. thereto, the lenders party thereto, and KeyBank National Association, as administrative agent, collateral agent, lender, swing line lender and issuer.
99.1	Press Release issued by Ramaco Resources, Inc. dated December 30, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: December 30, 2025

3